Exhibit (23)-1 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of HEALTHSOUTH Corporation and Subsidiaries of our report, dated February 24, 1995, included in the 1994 Annual Report to Shareholders of HEALTHSOUTH Corporation and Subsidiaries.

Our audits also included the financial statement schedule of HEALTHSOUTH Corporation and Subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-13489) pertaining to the 1984 Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-23642) pertaining to the 1988 Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34908) pertaining to the 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-40798) pertaining to the 1990 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50440) pertaining to the 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64308) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64316) pertaining to the 1993 Consultants' Stock Option Plan and in the Registration Statement (Form S-8 No. 33-55303) pertaining to the 1993 Stock Option Plan of our report, dated February 24, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedules included in this Annual Report (Form 10-K) of HEALTHSOUTH Corporation and Subsidiaries.




                                                      ERNST & YOUNG LLP

Birmingham, Alabama
March 6, 1995